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                               KANE KESSLER, P.C.
                           1350 Avenue of the Americas
                               New York, NY 10019
                                 (212) 541-6222
                               Fax: (212) 245-3009




                                January 29, 2003


Jarden Corporation
555 Theodore Fremd Avenue
Rye, New York 10580

          RE: REGISTRATION STATEMENT ON FORM S-3 OF JARDEN CORPORATION

Ladies and Gentlemen:

         We have acted as special counsel to Jarden Corporation, a Delaware corporation (the "Company"), and the Subsidiary Guarantors (as defined below) in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on behalf of the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission"). You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Registration Statement relates to the Company's offering of up to an aggregate of $150,000,000 of (i) one or more series of debt securities (the "Debt Securities"), which may be guaranteed (the "Guarantees") by the Company's subsidiaries set forth on Exhibit A hereto (the "Subsidiary Guarantors"), (ii) shares of common stock of the Company, par value $0.01 per share (the "Common Stock"), (iii) shares of preferred stock of the Company, par value $0.01 per share (the "Preferred Stock"), (iv) warrants to purchase debt securities, Common Stock, or Preferred Stock (the "Warrants"), or any combination of the foregoing (collectively, the "Securities"). Any series of Debt Securities and Warrants may be convertible and/or exchangeable for Common Stock, Preferred Stock, or another series of Debt Securities. Any series of Preferred Stock may be convertible and/or exchangeable for Common Stock or another series of Preferred Stock. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Prospectus.

         The Debt Securities will be issued pursuant to an indenture between the Company and a Trustee (the "Trustee"), and one or more supplements thereto (the "Indenture"). The Warrants will be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement"), by and between the Company and a warrant agent (each, a "Warrant Agent").


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         We have examined copies of the Registration Statement, in the form filed with the Commission through the date hereof, the Restated Certificate of Incorporation of the Company, as amended, the By-laws of the Company, records of certain of the Company's and Subsidiary Guarantors' corporate proceedings as reflected in their respective minute books, and other records and documents that we have deemed necessary for purposes of this opinion. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and the Subsidiary Guarantors, public officials, and others, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

         Based upon and subject to the foregoing and the statements contained herein, we are of the opinion that:

         1. When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and assuming that (i) the terms of the shares of Common Stock are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares of Common Stock, the number of shares of Common Stock which the Company is authorized to issue in its Restated Certificate of Incorporation, as amended, will exceed the sum of (A) the number of shares of Common Stock outstanding, (B) the number of shares of Common Stock held as treasury shares, and (C) the number of shares of Common Stock which the Company is obligated to issue (or has otherwise reserved for issuance for any purposes), by at least the number of such shares of Common Stock, (iii) adequate consideration for such shares of Common Stock has been paid to, and received by the Company in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and
(iv) such shares of Common Stock, and the issuance thereof, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Common Stock (including any Common Stock duly issued upon the exchange or conversion of Debt Securities, Warrants, and Preferred Stock that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

         2. When the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective



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under the Securities Act, and when the powers, designations, preferences, and other rights and limitations of a series of Preferred Stock has been duly established in accordance with the terms of the Restated Certificate of Incorporation of the Company, as amended, and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and assuming that (i) the terms of such shares are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) at the time of issuance of such shares of Preferred Stock, the number of shares of Preferred Stock which the Company is authorized to issue in its Restated Certificate of Incorporation, as amended, will exceed the sum of (A) the number of shares of Preferred Stock outstanding,
(B) the number of shares of Preferred Stock held as treasury shares, and (C) the number of shares of Preferred Stock which the Company is obligated to issue (or has otherwise reserved for issuance for any purposes), by at least the number of such shares of Preferred Stock, (iii) adequate consideration for the shares of Preferred Stock has been paid to, and received by the Company in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, and (iv) such shares, and the issuance thereof, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, such shares of Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of Debt Securities, Warrants, and other series of Preferred Stock that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and nonassessable.

         3. When (a) the Warrant Agreement has been duly authorized, executed, and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established by a Warrant Agreement in accordance with applicable law (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants), duly authenticated by the Warrant Agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Warrant Agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto and any Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming
(i) that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) that the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Warrants will constitute valid and binding obligations of the Company.

         4. When (a) the Indenture has been duly authorized, executed, and delivered by the Company, (b) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated



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by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto and any Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and assuming (i) that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute valid and legally binding obligations of the Company.

         5. When (a) the Indenture has been duly authorized, executed, and delivered by the Company and the applicable Subsidiary Guarantor, (b) the Guarantees have been duly authorized, executed and delivered on behalf of such Subsidiary Guarantor and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming (i) that the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (ii) that the Guarantees as executed and delivered do not violate any law applicable to the applicable Subsidiary Guarantor or result in a default under or breach of any agreement or instrument binding upon such Subsidiary Guarantor, (iii) that the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to such Subsidiary Guarantor, whether imposed by any court or governmental or regulatory body having jurisdiction over such Subsidiary Guarantor, and (iv) that the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and legally binding obligations of the applicable Subsidiary Guarantor.

         The opinions set forth herein are subject to the following additional qualifications, assumptions and exceptions:

         1. the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally; and

         2. the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought;

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         We hereby consent to the use of this opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus and the Prospectus Supplements which form a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We assume for purposes of this opinion that (i) each of the parties to the Warrant Agreement, other than the Company, and the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee and Warrant Agent are duly qualified to engage in the activities contemplated by the Indenture and Warrant Agreement, respectively; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Warrant Agreement has been duly authorized, executed and delivered by each of the parties to the Warrant Agreement (other than the Company) and constitutes a legally valid and binding obligation of such parties, enforceable against such parties in accordance with its terms;(v) the Trustee and the parties to the Warrant Agreement (other than the Company) each has the requisite organizational and legal power and authority to perform its obligations under the Indenture and Warrant Agreement, respectively; and (vi) the Trustee is qualified under the Trust Indenture Act of 1939, as amended, and a Form T-1 will be properly filed as an exhibit to the Registration Statement.

         We are qualified to practice law in the State of New York and do not purport to be experts on any law, other than the laws of the State of New York, the General Corporation Law of the State of Delaware. In rendering the opinions expressed herein, we have relied on matters relating to Indiana law on the opinion of Ice Miller, with respect to Alltrista Newco Corporation, an Indiana corporation, Alltrista Plastics Corporation, an Indiana corporation, Alltrista Zinc Products, L.P., an Indiana limited partnership, and Hearthmark, Inc., an Indiana corporation.

         This opinion letter is limited to the specific legal matters expressly set forth herein, speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.

                                                  Very truly yours,

                                                  KANE KESSLER, P.C.

                                                  /s/ Jeffrey S. Tullman



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                                                                       EXHIBIT A

1.       Alltrista Newco Corporation
2.       Alltrista Plastics Corporation
3.       Alltrista Zinc Products, L.P.
4.       Hearthmark, Inc.
5.       Quoin Corporation
6.       Tilia, Inc.
7.       Tilia Direct, Inc.
8.       Tilia International, Inc.



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